CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-128237, 333-142596, 333-145698 and 333-145699) and the Registration Statements on Form S-8 (Nos. 333-123361 and 333-135130) of Trico Marine Services, Inc. of our report dated December 3, 2007 relating to the financial statements of Active Subsea ASA, which appears in this Amendment No. 1 to the Current Report on Form 8-K of Trico Marine Services, Inc. dated November 26, 2007.
PricewaterhouseCoopers AS
Aalesund, Norway
February 4, 2008